Exhibit 10.4

PATENT SECURITY AGREEMENT

          This PATENT SECURITY AGREEMENT, dated as of April 15, 2005 (this “Agreement”), is made by and among Large Scale Biology Corporation (the “Grantor”), in favor of Kevin J. Ryan (the “Secured Party”).

Recitals

          A.          Pursuant to those certain Secured Promissory Note issued by the Grantor to Kevin J. Ryan, dated as of April 15, 2005 (the “Note”), the Secured Party has extended credit to the Grantor;

          B.          The extension of credit by the Secured Party under the Note is subject to the condition, among others, that the Grantor secure the outstanding balance and accrued and unpaid interest or repayment premiums under the Note (the “Secured Obligation”) in the manner set forth herein; and

          C.          The Grantor has duly authorized the execution, delivery and performance of this Agreement.

Agreement

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees, for the benefit of the Secured Party, as follows:

          SECTION 1.  Grant of Security Interest.  As security for the due and punctual payment and performance of the Secured Obligation in full, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including any payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code (or any successor provision)), the Grantor hereby grants to and creates in favor of the Secured Party, for their benefit, a continuing first priority lien on and security interest in and to all of the following property, whether now existing or hereafter acquired by the Grantor (the “Patent Collateral”):

          (a)  all of its letters patent, applications for letters patent (including applications in preparation), and like protections throughout the world, including, without limitation: (i) each patent and patent application referred to in Schedule I attached hereto, and (ii) all improvements, divisions, continuations, renewals, reexaminations, reissues, extensions and continuations-in-part of the foregoing (collectively, “Patents”); and

          (b)  all proceeds of, and rights associated with, the foregoing (including license royalties and proceeds of infringement suits), the right to sue third parties for past, present or future infringements of any patent or patent application, and for breach or enforcement of any patent license.

          SECTION 2.  Security Agreement.  This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Secured Party in the Patent Collateral with the United States Patent and Trademark Office, and in connection therewith, the Grantor hereby authorizes the Secured Party to file this Agreement with all offices deemed necessary by the Secured Party.  The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Secured Party for their benefit under the Security Agreement with Kevin J. Ryan, dated as of April 15, 2005 (the “Security Agreement”).  The Security Agreement shall remain in full force and effect in accordance with their terms.

          SECTION 3.  Release of Liens.  Upon repayment or forgiveness of the Secured Obligation, the security interests granted herein shall automatically terminate with respect to all Patent Collateral.  Upon any such termination, the Secured Party will execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

          SECTION 4.  Acknowledgment.  The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Secured Party with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

          SECTION 5.  Counterparts.  This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered as of the date first above written.

GRANTOR:

LARGE SCALE BIOLOGY CORPORATION

By:	/s/ RONALD J. ARTALE

Ronald J. Artale
Senior Vice President, Chief Operating Officer and Chief Financial Officer

SECURED PARTY:

KEVIN J. RYAN

/s/ KEVIN J. RYAN

SCHEDULE I – PATENT COLLATERAL

Borrower	Application No. or Patent No.	Country	Issue or Filing Date	Expiration Date	Title	Owner

LSBC	10/915,092	US	8/9/2004		Identifying Physiological States	LSBC
LSBC	10/994,025	US	11/19/2004		Identifying Physiological States	LSBC
LSBC	10/984,409	US	11/8/2004		Method, Process and Apparatus for Identifying Biological States from Biological Data	LSBC
LSBC	10/850,759	US	5/21/2004		Method, Process and Apparatus for Identifying Physiological States	LSBC
LSBC	2001266650	Australia	6/1/2001		Protein Markers for Pharmaceuticals and Related Toxicity	LSBC
LSBC	2002-502156	Japan	6/1/2001		Protein Markers for Pharmaceuticals and Related Toxicity	LSBC
LSBC	09/585,475	US	6/2/2000		Protein Markers for Pharmaceuticals and Related Toxicity	LSBC
LSBC	10/043,377	US	1/11/2002		Recursive Categorical Sequence Assembly	LSBC
LSBC	09/753,678	US	1/4/2001		Reference Database	LSBC
LSBC	11/055,329	US	2/9/2005		Reference Database	LSBC
LSBC	10/295,840	US	11/18/2002		Reference Database	LSBC
LSBC	10/235,649	US	9/6/2002		Reference Database	LSBC
LSBC	10/434,556	US	5/9/2003		Satellite Image Enhancement and Feature Identification Using Information Theory Radial-Basis Bio-marker Filter	LSBC